SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

CLAREMONT TECHNOLOGIES CORP.

(Name of Registrant as Specified in its Charter)

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No fee required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)Title of each class of securities to which transaction applies: _________________________________

(2) Aggregate number of securities to which transaction applies: ________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________

(4) Proposed maximum aggregate value of transaction: ________________________________________

(5) Total fee paid: ____________________________________________________________________

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ____________________________________________________________

(2) Form, Schedule or Registration Statement No.: ____________________________________________

(3) Filing Party: ______________________________________________________________________

(4) Date Filed: _______________________________________________________________________

P R E L I M I N A R Y   C O P Y

CLAREMONT TECHNOLOGIES CORP.
Anlian Building, Suite #A 1501.

Futian District, Shenzhen, China

Attn: Xu Zuqiang, Chief Executive Officer
(852) 2511-1665

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK

To Our Stockholders,

NOTICE IS HEREBY GIVEN to inform the holders of record, as of September ____, 2006 (the “Record Date”), of shares of common stock, par value $0.001 per share (the “Common Stock”), and of preferred stock, par value $0.001 per share (“Preferred Stock”) of Claremont Technologies Corp. (the “Company,” “us,” or “our”) that our board of directors recommended and the holder of a majority of our outstanding Common Stock and Preferred Stock, in the aggregate voted, as a single class, in favor of a resolution in connection with the following action:

A. Implementing a reverse stock split of our shares of Common Stock outstanding as of October ___, 2006, on the basis of one (1) post-split share of Common Stock for every one hundred (100) pre-split shares of Common Stock (the “Reverse Stock Split”) in accordance with Section 78.2055 of the Nevada Revised Statutes (“NRS”).

All necessary corporate approvals in connection with the matter referred to herein have been obtained. The accompanying Information Statement is furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules thereunder solely for the purpose of informing shareholders of the corporate action described herein.

Our stockholders of record as of the close of business on the Record Date are entitled to receive this Notice of Stockholder Action by Written Consent and the attached Information Statement. We are mailing this Information Statement on or about September ____, 2006 to such stockholders of record on the Record Date. The Reverse Stock Split will not become effective until at least twenty (20) days after the initial mailing of this Information Statement.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

BECAUSE THE WRITTEN CONSENT OF THE HOLDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK AND PREFERRED STOCK, VOTING AS A SINGLE CLASS, HAS SATISFIED THE APPLICABLE STOCKHOLDER VOTING REQUIREMENT OF THE NEVADA REVISED STATUTES AND OUR ARTICLES OF INCORPORATION AND BYLAWS, WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

By Order of the Board of Directors,

/s/ Xu Zuqiang

Xu Zuqiang
Chairman of the Board of Directors

September ___, 2006

P R E L I M I N A R Y   C O P Y

CLAREMONT TECHNOLOGIES CORP.
Anlian Building, Suite #A 1501.

Futian District, Shenzhen, China

Attn: Xu Zuqiang, Chief Executive Officer
(852) 2511-1665

INFORMATION STATEMENT

This information statement (the “Information Statement”) is being furnished on or about September ___, 2006 (the “Mailing Date”) to all stockholders of record of common stock, par value $0.001 per share (the “Common Stock”) and preferred stock, par value $0.001 per share (the “Preferred Stock”), of Claremont Technologies Corp. (the “Company,” “us,” or “our”), in connection with resolutions of the board of directors of the Company (the “Board of Directors”) and the written consent of the holder of a majority of the outstanding Common Stock and Preferred Stock of the Company adopting a one-for-one-hundred reverse stock split (the “Reverse Stock Split”) of the shares of Common Stock, outstanding as of October ____, 2006, in accordance with Section 78.2055 of the Nevada Revised Statutes (“NRS”), which allows a Nevada corporation to decrease the number of issued and outstanding shares of its capital stock without correspondingly decreasing the number of authorized shares of the same class of capital stock, if such action is approved by the Board of Directors and the holders of a majority of the issued and outstanding capital stock of the corporation.

The Reverse Stock Split was adopted pursuant to the written consent, dated September ___, 2006, of the Board of Directors and the holder of a majority of the outstanding capital stock of the Company entitled to vote on such action.

The actions to be taken pursuant to the written consent shall be made effective twenty (20) days after the initial mailing of this Information Statement.

The Board of Directors approved the adoption of the Reverse Stock Split by unanimous written consent, dated September ___, 2006, as it believes that such actions are in the best interests of the Company. Stockholder approval of the adoption of the Reverse Stock Split was effected pursuant to Section 78.320 of the NRS by a written consent of the holder a majority of our outstanding Common Stock and Preferred Stock, voting together as a group, dated September ____, 2006 (the “Consent”), that was signed by the owner of 75% of our issued and outstanding Common Stock and 100% of our issued and outstanding Preferred Stock. As of September 1, 2006, we had outstanding 100,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock. Each share of Common Stock and each share of Preferred Stock entitles the holder to one vote on all matters on which holders are permitted to vote.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Reverse Stock Split is authorized by Section 78.320 of the NRS, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Reverse Stock Split as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to utilize the written consent of the stockholder holding a majority of the voting power of the Company.

Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions. This Information Statement is furnished only to inform stockholders of the Company of the above action taken by the majority of stockholders of the Company before such action takes effect in accordance with the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consists of 100,000,000 shares of Common Stock, of which 100,000,000 were issued and outstanding, and 50,000,000 shares of Preferred Stock, of which 25,000,000 were issued and outstanding. Holders of Common Stock and Preferred Stock have no preemptive rights to acquire or subscribe to any additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders, and each share of Preferred Stock entitles it holder to one vote on each matter submitted to the stockholders. Notwithstanding the foregoing, however, because the consenting stockholder holding at least a majority of the voting rights of all outstanding shares of capital stock of the Company has voted in favor of the foregoing proposal and has sufficient voting power to approve such proposal through his ownership of capital stock of the Company, no other stockholder consents will be solicited in connection with this Information Statement.

Our principal executive offices are located at the address indicated above. This Information Statement will be mailed on or about September ___, 2006 to stockholders of record as of the close of business on September ___, 2006 (the “Record Date”). It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.

CHANGE IN CONTROL

The Company entered into a Stock Purchase Agreement dated as of June 1, 2006 (the “Purchase Agreement”), with Xu Zuqiang (the “Zuqiang”), which the parties attempted to consummate on June 6, 2006.  Under the terms of the Purchase Agreement, for and in consideration of $550,000, the Company agreed to sell and issue, and Zuqiang agreed to acquire, a total of 100,000,000 shares of the Common Stock of the Company, constituting 80% of the shares of the Company then issued and outstanding (the “Stock Transaction”).  On August 25, 2006, the Company and Zuqiang entered into and consummated an Amendment to Stock Purchase Agreement wherein the Company and Zuqiang agreed that instead of 100,000,000 shares of Common Stock Zuqiang would acquire 75,000,000 shares of the Company’s Common Stock and 25,000,000 shares of the Company’s Preferred Stock (which are automatically convertible into Common Stock of the Company at such time as the Company amends its Articles of Incorporation to increase the number of authorized shares of Common Stock to an amount sufficient to permit the issuance of such number of shares of Common Stock).  This change was made to enable the parties to close the transaction in conformance with the Articles of Incorporation of the Company as then in effect which authorized the issuance of 100,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock.  Immediately prior to the issuance of shares of our Common Stock pursuant to the Purchase Agreement, there were 25,000,000 shares of Common Stock outstanding. Therefore, after giving effect to the Stock Transaction, Zuqiang holds in addition to twenty-five million (25,000,000) shares of the Company’s Preferred Stock, seventy-five million (75,000,000) of the one hundred million (100,000,000) shares of our Common Stock issued and outstanding, constituting, in the aggregate, 75% of the issued and outstanding shares of Common Stock of the Company (80% after giving effect to the conversion of the Preferred Stock into Common Stock). Upon the effectiveness of the Reverse Stock Split, all issued and outstanding shares of Preferred Stock of the Company will automatically be converted on a one-for-one basis into shares of Common Stock of the Company.   Pursuant to the Company’s Certificate of Designation, if the Company effects reverse stock split, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such reverse stock split is to be proportionately decreased.  Therefore, the issued and outstanding shares of Preferred Stock shall be converted into 250,000 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Common Stock and Preferred Stock as of the date of this report, without giving effect to the Reverse Stock Split or the change in the number of our authorized shares of Common Stock, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iii) all officers and directors as a group. Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Name and Address Of Beneficial Owner	Shares of Claremont Common Stock Beneficially Owned Prior to the Stock Transaction	Percentage of Class	Shares of Claremont Common Stock Beneficially Owned After the Stock Transaction	Percentage of Class

Gus Rahim, 288 Horton Street, London ON N6B 1L4, Canada (1)	Nil	Nil	Nil	Nil

William Russell, 2579 140th Street, Surrey BC V4P 2L9, Canada (1)	Nil	Nil	Nil	Nil

Xu Zuqiang (2)	Nil	Nil	100,000,000(3)	80%

Executive Officers and Directors as a Group	Nil	Nil%	100,000,000(3)	80%

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(1)

Messrs. Rahim and Russell have resigned from the Board effective as of the closing of the Stock Transaction and the filing and distribution of such documents as are required under the Securities Exchange Act of 1934, as amended, and the expiration of all applicable grace periods.

(2)

Xu Zuqiang was elected to fill director vacancies on the Board, effective as of the closing of the Stock Transaction and the filing and distribution of such documents as are required under the Securities Exchange Act of 1934, as amended, and the expiration of all applicable grace periods.   The address for Xu Zuqiang is Anlian Building, Suite A# 1501, Futian District, Shenzhen, China.

(3)

Includes 25,000,000 shares of Common Stock issuable upon conversion of Preferred Stock currently held by Mr. Zuqiang.

REVERSE STOCK SPLIT

General

The Board of Directors adopted, and the holder of a majority of the outstanding capital stock of the Company approved, pursuant to the written consent dated September ___, 2006.

The Board of Directors approved the adoption of the Reverse Stock Split by unanimous written consent as it believes the corporate actions are in the best interests of the Company and its stockholders.

Vote Required

Adoption of the Reverse Stock Split requires the approval by holders of at least a majority of the outstanding shares of the Common Stock and Preferred Stock, voting as a single class, who are present, or represented, and entitled to vote thereon, at a special or annual meeting of our stockholders. Section 78.320 of the NRS provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.

The Board of Directors fixed the close of business on September ____, 2006 as the record date for determining the stockholders entitled to notice of the above noted action.

Effect of the Reverse Stock Split

The Reverse Stock Split would not affect the registration of our Common Stock under the Exchange Act, nor will it change our periodic reporting and other obligations thereunder.

The number of stockholders of record would not be affected by the Reverse Stock Split. The Reverse Stock Split will not change the authorized number of shares of Common Stock, and there will be no change in the par value of our Common Stock.

The number of shares of our Common Stock issued and outstanding as of September ___, 2006 will be reduced following the effective date of the Reverse Stock Split in accordance with the following formula: every one hundred (100) shares of our Common Stock owned by a stockholder will automatically be changed into and become one (1) new share of our Common Stock.

Upon the effectiveness of the Reverse Stock Split, all issued and outstanding shares of Preferred Stock of the Company will automatically be converted on a one-for-one basis into shares of Common Stock of the Company.   Pursuant to the Company’s Certificate of Designation, if the Company effects reverse stock split, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such reverse stock split is to be proportionately decreased.  Therefore, the issued and outstanding shares of Preferred Stock shall be converted into 250,000 shares of Common Stock.

As described below, all fractional share amounts resulting from the Reverse Stock Split will be rounded up to the nearest whole share in lieu of issuing any fractional share.

We currently have no intention of going private, and this proposed Reverse Stock Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Stock Split does not increase the risk of us becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Stock Split.

The issuance in the future of authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Because the Reverse Stock Split only applies to our issued and outstanding shares of Common Stock, the number of authorized, but unissued, shares of Common Stock will in effect increase after the Reverse Stock Split, as compared to pre-Reverse Stock Split. This may be construed as having an anti-takeover effect by allowing us to issue or sell shares of Common Stock to third parties in order to avoid an unsolicited acquisition or to prevent or negate any efforts to amend or repeal certain provisions of our Articles of Incorporation or bylaws. Such a use of these additional authorized shares of Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the increase in our authorized shares.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Reverse Stock Split.

The following description of the material federal income tax consequences of the Reverse Stock Split to our shareholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). This discussion assumes the shares of Common Stock are held as capital assets, and were not acquired by the stockholder as compensation. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the federal income tax effects of the Reverse Stock Split will be that a stockholder who receives a reduced number of shares of our Common Stock will not recognize gain or loss. With respect to a Reverse Stock Split, such a stockholder’s basis in the reduced number of shares of our Common Stock will equal the stockholder’s basis in its old shares of our Common Stock. The holding period of the post-effective Reverse Stock Split shares received will include the holding period of the pre-effective Reverse Stock Split shares exchanged.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

Effective Date

The Reverse Stock Split shall become effective on the date (October ___, 2006) which shall be approximately twenty (20) days after the initial mailing of this Information Statement to the stockholders. Accordingly, except for stockholders who currently hold fewer than one hundred (100) shares, on such date, all shares of Common Stock held by stockholders issued and outstanding on October ____, 2006 will be, automatically and without any action on the part of stockholders, converted into new shares of Common Stock in accordance with the one-hundred-for-one exchange ratio. Also, on such date, shares of Common Stock owned by stockholders who currently own fewer than one hundred (100) shares of Common Stock will be automatically and without any action on the part of such stockholder, converted into one (1) new share of our Common Stock in accordance with the terms of the Reverse Stock Split.

Our transfer agent, Colonial Stock Transfer Company, Inc., 66 Exchange Place, Suite 100, Salt Lake City, UT 84111, will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-Reverse Stock Split shares may choose, but do not need to, surrender certificates representing such shares for certificates representing post-Reverse Stock Split shares in accordance with the procedures set forth in the letter of transmittal accompanying this Information Statement.  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent.  The Company plans for the exchange of certificates to be voluntary.  Stockholders will be required to pay all fees, including the transfer agent’s fees, associated with the certificate exchange and delivery.

Dissenters’ Right of Appraisal

The NRS does not provide for dissenters’ rights in connection with any of the actions described in this Information Statement.

Distribution and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.

ADDITIONAL INFORMATION

The Company has received no indication from any of its directors or non-employee directors of any intent to oppose any action to be taken by the Company. There have been no proposals for action submitted to the Company by any shareholders other than the proposal, which is the subject of this Information Statement.